EXHIBIT 99.1

Rudolph Acquires Inspection Technology
of Stella Alliance, LLC

Acquired patents to enhance Rudolph’s inspection capabilities in advanced packaging and extend inspection into new applications

Flanders, New Jersey (September 29, 2015)-Rudolph Technologies, Inc. (NYSE: RTEC) announced today that it has purchased Stella Alliance, LLC, a Massachusetts-based semiconductor inspection technology intellectual property (IP) portfolio company. Stella Alliance’s patented illumination, auto-focus and image acquisition technology significantly enhances the ability to identify certain critical defects not visible with current techniques. With this acquisition, Rudolph expects to add a next-generation, high-resolution inspection system to its portfolio of solutions in the second quarter of 2016. Additionally, the acquired technology is able to handle large rectangular substrates, extending Rudolph’s inspection portfolio footprint into growing unserved segments of microelectronic device manufacturing.

Paul McLaughlin, Rudolph’s chairman and chief executive officer, stated, “We expect the addition of this patented technology to bring a competitive advantage to our customers by addressing current inspection limitations, while helping Rudolph maintain the dominant market share in the back-end inspection arena.”

The technology was developed to overcome the challenges of detecting residue-related defects that traditional technologies can miss. These defects can have a significant impact on the interconnect quality, such as incomplete etch of bond or bump pads, faint copper bridging and stringers at the bottom of vias and high aspect ratio trenches in fan-out wafer level packaging (FOWLP), wafer-level chip scale packaging (WLCSP) and embedded die applications.

In addition, the technology provides the high resolution needed to inspect highly warped rectangular panels (larger than 500mm). This compliments Rudolph’s JetStep® S line of steppers, which are panel-ready today. With this technology, Rudolph will offer a more comprehensive panel solution, which involves printing, inspecting and yield analysis, to quickly ramp lines and maintain high productivity.

“This new technology helps Rudolph provide configurable systems to meet current and future challenges faced by our customers,” said Mike Goodrich, vice president and general manager of Rudolph’s Inspection Business Unit. “As interconnect technology becomes increasingly important in back-end 3D and 2.5D applications, we anticipate this inspection technique to be a key component for our customers’ process control strategies.”

The Company does not expect the transaction to have an impact on the results of operations for the 2015 third quarter. Terms of the transaction were not disclosed.

About Rudolph Technologies
Rudolph Technologies, Inc. is a leader in the design, development, manufacture and support of defect inspection, lithography, process control metrology, and data analysis systems and software used by semiconductor and advanced packaging device manufacturers worldwide. Rudolph delivers comprehensive solutions throughout the fab with its families of proprietary products that provide critical yield-enhancing information, enabling microelectronic device manufacturers to drive down costs and time to market of their devices. The Company’s expanding portfolio of equipment and software provides comprehensive solutions for front-end wafer processing, final manufacturing and advanced packaging of ICs. Headquartered in Flanders, New Jersey, Rudolph supports its customers with a worldwide sales and service organization. Additional information can be found on the Company’s website at www.rudolphtech.com.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) which include the benefits to customers of Rudolph’s products, Rudolph’s business momentum and future growth, Rudolph’s existing market position and its ability to maintain and advance such position relative to its competitors and Rudolph’s ability to meet the expectations and needs of our customers as well as other matters that are not purely historical data. Rudolph wishes to take advantage of the “safe harbor” provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Rudolph’s control. Such factors include, but are not limited to, delays in shipping products for technical performance, component supply or other reasons, the company’s ability to leverage its resources to improve its positions in its core markets and fluctuations in customer capital spending. Additional information and considerations regarding the risks faced by Rudolph are available in Rudolph’s Form 10-K report for the year ended December 31, 2014 and other filings with the Securities and Exchange Commission. As the forward-looking statements are based on Rudolph’s current expectations, the company cannot guarantee any related future results, levels of activity, performance or achievements. Rudolph does not assume any obligation to update the forward-looking information contained in this press release.

Contacts:
Investors:
Steven R. Roth
973.448.4302
steven.roth@rudolphtech.com

Guerrant Associates
Laura Guerrant-Oiye
Principal
808.882.1467
lguerrant@guerrantir.com

Trade Press:
Amy Shay
952.259.1794
amy.shay@rudolphtech.com